EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 14, 1999 appearing on page F-1 of Xybernaut Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

 /s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP


McLean, VA